Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re	Case No. 12-12961 (BLS)

FIRST PLACE FINANCIAL CORP.	Chapter 11

Debtor.	Hearing Date: March 27, 2013 at 11:00 a.m. Objection Deadline: March 20, 2013 at 4:00 p.m.

DEBTOR’S MOTION FOR AN ORDER CONVERTING THIS CASE TO A

PROCEEDING UNDER CHAPTER 7 OF THE BANKRUPTCY CODE,

PURSUANT TO 11 U.S.C. § 1112(a)

First Place Financial Corp. (the “Debtor”), the above-referenced debtor and debtor in possession, files this Motion for an Order Converting this Case to a Proceeding Under Chapter 7 of the Bankruptcy Code, Pursuant to 11 U.S.C. § 1112(a) (the “Motion”) and

in support thereof, the Debtor respectfully states as follows:

I. Jurisdiction and Venue

1. The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2). Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

2. The statutory predicates for the relief requested herein are Sections 105 and 1112(a) of the Bankruptcy Code and Rule 1019 of the Federal Rules of Bankruptcy Procedure.

II. Background

A. General Background Regarding the Debtor

3. On October 29, 2012 (the “Petition Date”), the Debtor commenced the above-captioned chapter 11 case by filing a voluntary petition under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Pursuant to Bankruptcy Code

sections 1107(a) and 1108, the Debtor is continuing to operate and manage its financial affairs as a debtor in possession.

4. On November 9, 2012, an official committee of trust preferred securities (the “Committee”) was appointed in this case.

5. The Debtor was a unitary thrift holding company, which owned 100% of the common stock of two non-debtor subsidiaries: First Place Bank (the “Bank”), a federally chartered stock savings association, and First Place Holdings, Inc. (“FPH”), which served as a holding company for certain ancillary financial services businesses owned by the Debtor. Substantially all of the Debtor’s business operations were carried out through the Bank and FPH.

6. Additional background regarding the Debtor, its business operations, and the events leading up to its bankruptcy filing is set forth in the Declaration of David W. Gifford in Support of First Day Pleadings [D.I. 4], which is incorporated herein by reference.

B. First Place’s Sale of Substantially All of its Assets

7. On the Petition Date, the Debtor filed a motion seeking authority to consummate a sale of its Bank stock and certain assets relating to the Bank (such motion, the “Sale Motion”), pursuant to the terms of an Asset Purchase Agreement, dated as of October 26, 2012, by and between the Debtor and Talmer Bancorp, Inc. (such agreement, the “Original APA”).

8. After the Committee’s appointment, counsel for the Debtor and Committee engaged in additional negotiations regarding the scope and extent of the Original APA. During the negotiations, the parties agreed to an increase of both the consideration offered by Talmer Bancorp, Inc. (the “Purchaser”), and the amount of assets that would be sold by the Debtor, which agreement was memorialized in an Amended and Restated Asset Purchase Agreement between the Debtor and the Purchaser, dated December 14, 2012 (the “Amended APA”). Notably, through the Amended APA, the Purchaser proposed to acquire substantially all of the Debtor’s assets including:

•	Its stock in both of its wholly-owned subsidiaries, the Bank and FPH;

•	All of the Debtor’s trademarks and service marks;

•	All of the Debtor’s rights to receive future refunds from taxing authorities; and

•	All of the Debtor’s cash and cash equivalents.

9. On December 14, 2012 the Court entered the Order (I) Authorizing and Approving the Sale of Certain Assets Free and Clear of All Encumbrances; (II) Authorizing and Approving the Assumption and Assignment of Certain Executory Contracts; (III) Waiving the Fourteen Day Stay of Fed. R. Bankr. P. 6004(h) and 6006(d); and (IV) Granting Related Relief (the “Sale Order”). Through the Sale Order, the Court approved a sale of substantially all of the Debtor’s assets to the Purchaser pursuant to the Amended APA.

10. The Debtor’s sale to the Purchaser closed on January 1, 2013 (the “Closing Date”). After the Amended APA closing, the Debtor was left with few remaining assets and no remaining cash or liquid assets. As part of the Amended APA, the Purchaser agreed to allow the Debtor’s professionals to satisfy costs associated with a wind-down of the Debtor’s operations by applying any fees and expenses incurred by such professionals after January 1, 2013 against their respective pre-petition retainers.

The Purchaser also agreed in the Amended APA to provide $75,000 to satisfy other claims that may arise after January 1, 2013. However, the Debtor believes that substantially, if not all, of that $75,000 reserve will be necessary to satisfy administrative claims. Any amounts of the professionals’ pre-petition retainers that remain after wind-down of the Debtor’s business are required to be returned to the Purchaser.

C. Analysis of Debtor’s Ongoing Business; Decision to Convert

11. Following the Amended APA closing, the Debtor diligently worked to wind-down its remaining business, while also evaluating its options for final resolution of this case. Given that all of the Debtor’s primary creditors received direct payment in satisfaction of their claims, pursuant to the terms of the Amended APA, and the Debtor has no funds to distribute under a chapter 11 plan, the Debtor determined that it would be in the best interest of all creditors and stakeholders to convert this case to a proceeding under chapter 7 of the Bankruptcy Code.

III. Relief Requested

12. The Debtor respectfully requests that the Court enter an order converting its chapter 11 proceeding to a case under chapter 7 of the Bankruptcy Code.

IV. Basis for Relief

13. Section 1112(a) of the Bankruptcy Code allows a debtor to convert its bankruptcy proceeding from chapter 11 to chapter 7, unless one of three exceptions applies: (a) the debtor is not a debtor in possession; (b) the case originally was commenced as an involuntary case; or (c) the case was converted to a case under Chapter 11 upon the request of a party other than the Debtor. Specifically, that provision states:

(a)	the debtor may convert a case under this chapter to a case under chapter 7 of this title unless –

(1)	the debtor is not a debtor in possession;

(2)	the case originally was commenced as an involuntary case under this chapter; or

(3)	the case was converted to a case under this chapter other than on the debtor’s request.

11 U.S.C. § 1112(a).

14. Case law and commentators confirm that Section 1112(a) of the Bankruptcy Code provides Debtors with an absolute right to convert to chapter 7, unless one of the enumerated exceptions applies. COLLIER ON BANKRUPTCY ¶ 1112.02 (16th ed. rev. 2012)(“Section 1112(a) appears to give the debtor an absolute right to convert a chapter 11 case to a case under chapter 7, provided that three limited exceptions do not apply.”); In re Dieckhaus Stationers of King of Prussia, Inc., 73 B.R. 969, 971 (Bankr.

E.D. Pa. 1987)(“[Section 1112(a)], by its terms, gives the debtor an absolute right to convert, unless the case is governed by one of the enumerated exceptions.”).

15. Here, none of the exceptions set forth in Section 1112(a) would prohibit the Debtor’s right to convert, because: (i) the Debtor continues to operate as a debtor in possession; (ii) the Debtor commenced this proceeding voluntarily; and (iii) there have not been any prior conversions of this proceeding.

16. Moreover, cause certainly exists to convert the Debtor’s chapter 11 case to a proceeding under chapter 7. The Debtor currently has few remaining estate assets to continue to fund operations as a debtor in chapter 11. Furthermore, the Debtor’s primary creditors have received direct payment in satisfaction of their claims through the Amended APA and no funds remain for distribution under a chapter 11 plan. Accordingly, converting this case to chapter 7 will provide a more efficient resolution of this proceeding.

V. Notice

17. Pursuant to Rule 2002 of the Federal Rules of Bankruptcy Procedure, notice of this Motion will be served on (i) the Office of the United States Trustee, (ii) counsel for the Committee, (iii) counsel for the Purchaser, (iv) all parties requesting notice of pleadings in this case pursuant to Rule 2002 of the Federal Rules of Bankruptcy Procedure, and (v) all of the Debtor’s creditors.

[Remainder of Page Intentionally Left Blank]

WHEREFORE, the Debtor respectfully requests that the Court enter an order converting this chapter 11 proceeding to a proceeding under chapter 7 of the Bankruptcy Code, and grant the Debtor such other and further relief as may be just and proper.

Dated:	March 6, 2013
	Wilmington, Delaware	BAYARD, P.A.

/s/ Justin R. Alberto
Neil B. Glassman (No. 2087)
GianClaudio Finizio (No. 4253)
Justin R. Alberto (No. 5126)
222 Delaware Avenue, Suite 900
Wilmington, Delaware 19801
Telephone: (302) 655-5000
Facsimile: (302) 658-6395
Email: nglassman@bayardlaw.com
gfinizio@bayardlaw.com
jalberto@bayardlaw.com

-and-

PATTON BOGGS LLP
Robert W. Jones, Esquire
Brent R. McIlwain, Esquire
Brian Smith, Esquire
2000 McKinney Avenue, Suite 1700
Dallas, Texas 75201
Telephone: (214) 758-1500
Facsimile: (214) 758-1550
Email: rwjones@pattonboggs.com
bmcilwain@pattonboggs.com
bsmith@pattonboggs.com

Counsel to the Debtor
and Debtor in Possession